Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Advanced Series Trust of our report dated February 15, 2024, relating to the financial statements and financial highlights, which appears in AST ClearBridge Dividend Growth Portfolio’s Annual Report, AST Cohen & Steers Realty Portfolio’s Annual Report, AST MFS Global Equity Portfolio’s Annual Report, AST T. Rowe Price Natural Resources Portfolio’s Annual Report and AST Large-Cap Core Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings “Financial Highlights” and “Form of Plan of Reorganization” in such Registration Statement, and to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in the Registration Statement dated May 1, 2024 for Advanced Series Trust, which is also incorporated by reference in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

September 24, 2024